                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              January 17, 2003


                                  Advanta Corp.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    0-14120                 23-1462070
(State or Other Jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)           Identification No.)


           Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                           19477
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code            (215) 657-4000



           (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

In an ongoing element of Fleet's disputes with Advanta, Fleet has claimed $508 million of tax deductions from its partnership with Advanta in connection with the consumer credit card transaction which are required under the law to be allocated solely to Advanta. As required, Advanta reported these deductions on its 1998 corporate tax return. However, Advanta has not used or booked the benefit from most of these deductions because for tax purposes Advanta has a very substantial net operating loss carryforward. Advanta has approximately $650 million of net operating loss carryforwards and has booked no benefit from $425 million of these net operating loss carryforwards.

The deductions are attributable to deductions for bad debt reserves that were expensed by Advanta in computing its book income or loss before the Fleet transaction, but which were not deductible by Advanta for tax purposes until after the closing of the transaction in 1998. The tax law requires "built in losses" like this to be deducted by the party who contributed the assets to the partnership, in this case Advanta. The IRS agents who have examined the returns at issue have to ensure that both parties do not obtain the deductions and therefore, following standard practice, proposed to disallow the deductions to both parties until there is a final resolution. The deductions, as well as the allocation of a gain from the sale of a partnership asset of approximately $47 million, are now before the Internal Revenue Service Regional Office of Appeals.

On January 15, 2003, Fleet filed a complaint in Rhode Island state court seeking a declaratory judgment that Advanta indemnify Fleet under the applicable partnership agreement for any damage Fleet incurs by not being entitled to the $508 million of tax deductions. Fleet is also seeking a declaratory judgment that it should not indemnify Advanta for any damages that Advanta incurs due to any allocation to Advanta of the $47 million gain on the sale of a partnership asset. Fleet's claim for indemnification appears to be brought by Fleet in the hope that Advanta will advise the IRS that it will agree with a substantial part of Fleet's tax position. Advanta believes that the lawsuit is frivolous, having no legal basis whatsoever, and does not expect this lawsuit or the tax issues to have a material adverse effect on Advanta's financial condition.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)   Exhibits.

            None.
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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Advanta Corp.
                                  (Registrant)


Date: January 17, 2003
                                       By: /s/ Elizabeth H. Mai
                                           Elizabeth H. Mai
                                           Senior Vice President,
                                           Secretary and General Counsel